Item 77H - Investors Cash Trust
Change in Control of Registrant

Below is the person presumed to control one of
Registrant's series because such person had owned
more than 25% of the series based on the records of
the series as of July 2, 2015.
As of July 2, 2015:
Series
Name of Person
Ownership
as % of
Series
Treasury
Portfolio
KNOTFLOAT & CO
C/O STATE STREET
BANK
BOSTON MA 02206-
5496
25.66%

As of July 2, 2014:
Series
Name of Person
Ownership
as % of
Series
Treasury
Portfolio
PERSHING LLC
FOR THE
EXCLUSIVE
BENEFIT OF
CUSTOMERS
JERSEY CITY NJ
07399-0001
36.70%







S:\Shared\Financial Reporting\DeAM\Production\2015\09.2015\N-SAR\N-
SAR Backup\Investor Cash Trust\Item 77H ICT Treasury Portfolio
093015.docx


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